Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

OCTOBER 26, 2015

Equity Residential Reports Third Quarter 2015 Results
Same Store Revenue Increased 5.4%
Same Store NOI Increased 6.7%
Normalized FFO per Share Increased 8.5%

Chicago, IL - October 26, 2015 - Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2015. All per share results are reported as available to common shares on a diluted basis.

“It remains a very good time to be in the apartment business as continued strong demand for our high quality, well located rental apartments has made 2015 another exceptional year for Equity Residential.  For the full year, we expect to deliver same store revenue growth of 5.2%, one of the best results in our history as a public company,” said David J. Neithercut, Equity Residential’s President and CEO.  “We believe this success will continue in 2016, when we expect to produce yet another terrific year of same store revenue growth in the range of 4.5% to 5.25%.”

Third Quarter 2015
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the third quarter of 2015 was $0.87 per share compared to $0.81 per share in the third quarter of 2014. The difference is due primarily to the various non-comparable items listed on page 24 of this release and the items described below.

For the third quarter of 2015, the company reported Normalized FFO of $0.89 per share compared to $0.82 per share in the same period of 2014. The following items impacted Normalized FFO per share in the quarter:

•	a positive impact of approximately $0.07 per share from higher same store net operating income (NOI) and approximately $0.02 per share from NOI from non-same store properties currently in lease-up;

•	a negative impact of approximately $0.02 per share of lower NOI from 2014 and 2015 transaction activity;

•	a positive impact of approximately $0.02 per share from lower total interest expense; and

•	a negative impact of approximately $0.02 per share from other items.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. Reconciliations and definitions of FFO and Normalized FFO are provided on pages 6 and 26 of this release and the company has included guidance for Normalized FFO on page 25 and FFO on page 26 of this release.

For the third quarter of 2015, the company reported earnings of $0.53 per share compared to $0.61 per share in the third quarter of 2014. The difference is due primarily to higher gains on property sales in the third quarter of 2014 and the items described above.

Nine Months Ended September 30, 2015
FFO for the nine months ended September 30, 2015 was $2.56 per share compared to $2.29 per share in the same period of 2014.

For the nine months ended September 30, 2015, the company reported Normalized FFO of $2.54 per share compared to $2.31 per share for the same period of 2014.

For the nine months ended September 30, 2015, the company reported earnings of $1.80 per share compared to $1.13 per share for the same period of 2014. The difference is due primarily to higher gains on property sales and improved operations during the nine months ended September 30, 2015.

Same Store Results
On a same store third quarter to third quarter comparison, which includes 97,737 apartment units, revenues increased 5.4%, expenses increased 2.8% and NOI increased 6.7%.

On a same store nine-month to nine-month comparison, which includes 96,432 apartment units, revenues increased 5.1%, expenses increased 2.7% and NOI increased 6.3%.

Investment Activity
During the third quarter of 2015, the company acquired two land parcels in San Francisco, for approximately $21.8 million, which will be combined with an additional land parcel acquired earlier in the year for future development. The company did not acquire any consolidated apartment properties during the quarter. Also during the quarter, the company completed five development projects, consisting of 1,222 apartment units in San Francisco (Azure, Parc on Powell), New York (Prism) and Seattle (Junction 47, Odin) for a total development cost of approximately $675.9 million.

During the third quarter of 2015, the company sold one consolidated apartment property located in the Inland Empire of California, consisting of 330 apartment units, for a sale price of approximately $78.2 million at a capitalization (cap) rate of 5.9% generating an unlevered internal rate of return (IRR), inclusive of indirect management costs, of 15.5%.

During the first nine months of 2015, the company acquired a 202-unit apartment property located in Boston for a total purchase price of approximately $130.3 million at a cap rate of 4.2% and the land parcels described above. Also during the first nine months of 2015, the company completed seven development projects consisting of 1,546 apartment units (including the projects listed above as well as 170 Amsterdam in New York and Residences at Westgate II in Southern California) for a total development cost of approximately $842.5 million.

During the first nine months of 2015, the company sold seven consolidated apartment properties, consisting of 1,707 apartment units, for an aggregate sale price of approximately $341.5 million at a weighted average cap rate of 5.7%. The company also sold a 193,230 square foot medical office building located adjacent to its Longfellow Place property in Boston for approximately $123.3 million at a cap rate of 4.5%. These combined sales generated an unlevered IRR, inclusive of indirect management costs, of 13.5%.

Fourth Quarter 2015 Guidance
The company has established a Normalized FFO guidance range of $0.89 to $0.93 per share for the fourth quarter of 2015. The difference between the company’s third quarter 2015 Normalized FFO of $0.89 per share and the midpoint of the fourth quarter 2015 guidance range of $0.91 per share is due primarily to a positive impact of approximately $0.02 per share from higher same store NOI.

Full Year 2015 Guidance
The company has revised its guidance for its full year 2015 same store operating performance, Normalized FFO per share and transactions as listed below:

	Previous	Revised
Same store:
Physical occupancy	96.0%	96.0%
Revenue change	4.75% to 5.0%	5.2%
Expense change	3.0% to 3.25%	3.1%
NOI change	5.5% to 6.0%	6.2%

Normalized FFO per share	$3.39 to $3.45	$3.43 to $3.47

Transactions:
Consolidated Rental Acquisitions	$350 million	$350 million
Consolidated Rental Dispositions	$450 million*	$500 million*
Capitalization Rate Spread	100 basis points	100 basis points

*The company’s consolidated rental disposition guidance includes the sale of the medical office building in Boston described above.

About Equity Residential
Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 392 properties consisting of 109,347 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place today, Monday, October 26, at 10:00 a.m. Central. Please visit the Investor section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2015	2014	2015	2014
REVENUES
Rental income	$2,035,359	$1,942,492	$694,245	$662,001
Fee and asset management	6,413	7,596	2,044	2,077
Total revenues	2,041,772	1,950,088	696,289	664,078

EXPENSES
Property and maintenance	364,948	361,087	122,383	120,139
Real estate taxes and insurance	254,513	245,717	84,962	80,568
Property management	60,887	61,080	18,925	18,407
Fee and asset management	3,764	4,293	1,169	1,253
Depreciation	584,862	565,772	196,059	190,469
General and administrative	50,942	41,296	15,290	9,968
Total expenses	1,319,916	1,279,245	438,788	420,804

Operating income	721,856	670,843	257,501	243,274

Interest and other income	6,906	3,213	256	576
Other expenses	(2,839)	(7,179)	(1,139)	(4,976)
Interest:
Expense incurred, net	(333,622)	(347,224)	(114,205)	(118,251)
Amortization of deferred financing costs	(7,734)	(8,554)	(2,607)	(2,628)
Income before income and other taxes, income (loss) from investments in unconsolidated entities, net gain (loss) on sales of real estate properties and land parcels and discontinued operations	384,567	311,099	139,806	117,995
Income and other tax (expense) benefit	(698)	(1,146)	(329)	(260)
Income (loss) from investments in unconsolidated entities	14,388	(10,201)	(1,041)	(1,176)
Net gain on sales of real estate properties	295,692	128,544	66,939	113,641
Net (loss) gain on sales of land parcels	(1)	1,846	—	1,052
Income from continuing operations	693,948	430,142	205,375	231,252
Discontinued operations, net	350	1,500	81	(62)
Net income	694,298	431,642	205,456	231,190
Net (income) attributable to Noncontrolling Interests:
Operating Partnership	(26,191)	(16,273)	(7,778)	(8,738)
Partially Owned Properties	(2,473)	(1,800)	(986)	(708)
Net income attributable to controlling interests	665,634	413,569	196,692	221,744
Preferred distributions	(2,557)	(3,109)	(833)	(1,037)
Premium on redemption of Preferred Shares	(2,789)	—	—	—
Net income available to Common Shares	$660,288	$410,460	$195,859	$220,707

Earnings per share – basic:
Income from continuing operations available to Common Shares	$1.82	$1.13	$0.54	$0.61
Net income available to Common Shares	$1.82	$1.14	$0.54	$0.61
Weighted average Common Shares outstanding	363,386	360,900	363,579	361,409

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$1.80	$1.13	$0.53	$0.61
Net income available to Common Shares	$1.80	$1.13	$0.53	$0.61
Weighted average Common Shares outstanding	380,423	377,228	380,663	377,954

Distributions declared per Common Share outstanding	$1.6575	$1.50	$0.5525	$0.50

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2015	2014	2015	2014
Net income	$694,298	$431,642	$205,456	$231,190
Net (income) attributable to Noncontrolling Interests – Partially Owned Properties	(2,473)	(1,800)	(986)	(708)
Preferred distributions	(2,557)	(3,109)	(833)	(1,037)
Premium on redemption of Preferred Shares	(2,789)	—	—	—
Net income available to Common Shares and Units	686,479	426,733	203,637	229,445

Adjustments:
Depreciation	584,862	565,772	196,059	190,469
Depreciation – Non-real estate additions	(3,767)	(3,485)	(1,243)	(1,137)
Depreciation – Partially Owned Properties	(3,248)	(3,211)	(1,086)	(1,071)
Depreciation – Unconsolidated Properties	3,688	5,182	1,231	1,746
Net (gain) on sales of unconsolidated entities – operating assets	(100)	—	(100)	—
Net (gain) on sales of real estate properties	(295,692)	(128,544)	(66,939)	(113,641)
Discontinued operations:
Net (gain) loss on sales of discontinued operations	—	(223)	—	1
FFO available to Common Shares and Units (1) (3) (4)	972,222	862,224	331,559	305,812

Adjustments (see page 24 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	(13,947)	8,714	943	837
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	4,501	513	3,032	22
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	(728)	(1,903)	72	(1,052)
Other miscellaneous non-comparable items	2,701	1,191	4,880	3,581
Normalized FFO available to Common Shares and Units (2) (3) (4)	$964,749	$870,739	$340,486	$309,200

FFO (1) (3)	$977,568	$865,333	$332,392	$306,849
Preferred distributions	(2,557)	(3,109)	(833)	(1,037)
Premium on redemption of Preferred Shares	(2,789)	—	—	—
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$972,222	$862,224	$331,559	$305,812
FFO per share and Unit - basic	$2.58	$2.30	$0.88	$0.82
FFO per share and Unit - diluted	$2.56	$2.29	$0.87	$0.81

Normalized FFO (2) (3)	$967,306	$873,848	$341,319	$310,237
Preferred distributions	(2,557)	(3,109)	(833)	(1,037)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$964,749	$870,739	$340,486	$309,200
Normalized FFO per share and Unit - basic	$2.56	$2.32	$0.90	$0.82
Normalized FFO per share and Unit - diluted	$2.54	$2.31	$0.89	$0.82

Weighted average Common Shares and Units outstanding - basic	376,970	374,626	377,147	375,116
Weighted average Common Shares and Units outstanding - diluted	380,423	377,228	380,663	377,954

Note:
See page 24 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Investment in real estate
Land	$6,424,887	$6,295,404
Depreciable property	20,540,247	19,851,504
Projects under development	1,039,657	1,343,919
Land held for development	154,690	184,556
Investment in real estate	28,159,481	27,675,383
Accumulated depreciation	(5,914,695)	(5,432,805)
Investment in real estate, net	22,244,786	22,242,578
Cash and cash equivalents	37,366	40,080
Investments in unconsolidated entities	74,108	105,434
Deposits – restricted	135,674	72,303
Escrow deposits – mortgage	54,071	48,085
Deferred financing costs, net	57,001	58,380
Other assets	405,798	383,754
Total assets	$23,008,804	$22,950,614

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,891,529	$5,086,515
Notes, net	5,881,794	5,425,346
Line of credit and commercial paper	29,996	333,000
Accounts payable and accrued expenses	253,027	153,590
Accrued interest payable	86,083	89,540
Other liabilities	353,106	389,915
Security deposits	76,934	75,633
Distributions payable	209,086	188,566
Total liabilities	11,781,555	11,742,105

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	522,585	500,733
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 803,600 shares issued and outstanding as of September 30, 2015 and 1,000,000 shares issued and outstanding as of December 31, 2014	40,180	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 364,140,040 shares issued and outstanding as of September 30, 2015 and 362,855,454 shares issued and outstanding as of December 31, 2014	3,641	3,629
Paid in capital	8,584,143	8,536,340
Retained earnings	2,007,590	1,950,639
Accumulated other comprehensive (loss)	(157,020)	(172,152)
Total shareholders’ equity	10,478,534	10,368,456
Noncontrolling Interests:
Operating Partnership	221,487	214,411
Partially Owned Properties	4,643	124,909
Total Noncontrolling Interests	226,130	339,320
Total equity	10,704,664	10,707,776
Total liabilities and equity	$23,008,804	$22,950,614

Equity Residential
Portfolio Summary
As of September 30, 2015

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI (1)	Rate (2)

Core:
New York	40	10,835	17.5%	$4,119
Washington DC	57	18,654	17.1%	2,220
San Francisco	53	13,654	15.0%	2,707
Los Angeles	61	13,313	12.4%	2,359
Boston	35	8,018	9.8%	2,860
Seattle	43	8,677	7.4%	2,047
San Diego	13	3,505	3.1%	2,099
Orange County, CA	11	3,490	2.9%	1,899
Subtotal – Core	313	80,146	85.2%	2,613

Non-Core:
South Florida	35	11,435	7.3%	1,700
Denver	19	6,935	4.6%	1,544
Inland Empire, CA	9	2,751	1.9%	1,635
All Other Markets	14	2,969	1.0%	1,210
Subtotal – Non-Core	77	24,090	14.8%	1,587
Total	390	104,236	100.0%	2,374

Military Housing	2	5,111	—	—

Grand Total	392	109,347	100.0%	$2,374

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

(1) % of Stabilized NOI includes budgeted 2015 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the last month of the period presented.

3rd Quarter 2015 Earnings Release	8

Equity Residential

Portfolio as of September 30, 2015

	Properties	Apartment Units

Wholly Owned Properties	365	98,331
Master-Leased Properties - Consolidated	3	853
Partially Owned Properties - Consolidated	19	3,771
Partially Owned Properties - Unconsolidated	3	1,281
Military Housing	2	5,111

	392	109,347

__________________________________________________________________________________________________

Portfolio Rollforward Q3 2015
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

6/30/2015	388	108,430
Acquisitions:
Consolidated:
Land Parcels (1)	—	—	$21,832
Dispositions:
Consolidated:
Rental Properties	(1)	(330)	$(78,150)	5.9%
Completed Developments - Consolidated	5	1,222
Configuration Changes	—	25

9/30/2015	392	109,347

______________________________________________________________________________________________________

Portfolio Rollforward 2015
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate
12/31/2014	391	109,225
Acquisitions:
Consolidated:
Rental Properties	1	202	$130,275	4.2%
Land Parcels (1)	—	—	$27,800
Dispositions:
Consolidated:
Rental Properties (2)	(7)	(1,707)	$(464,812)	5.3%
Completed Developments - Consolidated	7	1,546
Configuration Changes	—	81

9/30/2015	392	109,347

(1)			During the third quarter of 2015, the Company acquired two land parcels in San Francisco which will be combined with an additional land parcel acquired earlier in the year for future development.
(2)
Includes a 193,230 square foot medical office building adjacent to our Longfellow Place property in Boston (sales price of approximately $123.3 million) which is included in our consolidated rental dispositions guidance but not included in our property and apartment unit counts.

3rd Quarter 2015 Earnings Release	9

Equity Residential

Third Quarter 2015 vs. Third Quarter 2014
Same Store Results/Statistics for 97,737 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q3 2015	$660,728	$215,606	$445,122	$2,345	96.1%	17.6%
Q3 2014	$626,979	$209,658	$417,321	$2,227	96.1%	17.2%

Change	$33,749	$5,948	$27,801	$118	0.0%	0.4%

Change	5.4%	2.8%	6.7%	5.3%
_______________________________________________________________________________________________________

Third Quarter 2015 vs. Second Quarter 2015
Same Store Results/Statistics for 99,816 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q3 2015	$674,363	$219,908	$454,455	$2,344	96.1%	17.6%
Q2 2015	$660,463	$216,093	$444,370	$2,296	96.1%	14.6%

Change	$13,900	$3,815	$10,085	$48	0.0%	3.0%

Change	2.1%	1.8%	2.3%	2.1%
_______________________________________________________________________________________________________

September YTD 2015 vs. September YTD 2014
Same Store Results/Statistics for 96,432 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

YTD 2015	$1,915,727	$635,123	$1,280,604	$2,299	96.1%	43.2%
YTD 2014	$1,822,727	$618,532	$1,204,195	$2,197	95.7%	42.6%

Change	$93,000	$16,591	$76,409	$102	0.4%	0.6%

Change	5.1%	2.7%	6.3%	4.6%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less direct property operating expenses (including real estate taxes and insurance) as well as an allocation of indirect property management costs. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 26 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2015 Earnings Release	10

Equity Residential
Third Quarter 2015 vs. Third Quarter 2014
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year's Quarter
		Q3 2015 % of Actual NOI	Q3 2015 Average Rental Rate (1)	Q3 2015 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	18,132	17.6%	$2,236	96.2%	0.4%	2.4%	(0.6%)	0.1%	0.3%
New York	10,330	17.2%	4,019	96.7%	4.5%	3.9%	4.9%	4.4%	0.1%
San Francisco	12,764	15.4%	2,601	96.5%	11.2%	1.4%	15.6%	10.8%	0.3%
Los Angeles	11,295	11.3%	2,313	96.1%	6.1%	0.3%	9.3%	6.2%	(0.1%)
Boston	7,722	9.8%	2,852	96.4%	3.7%	5.8%	2.7%	3.4%	0.2%
Seattle	7,514	6.8%	2,018	95.6%	7.3%	1.0%	10.3%	7.7%	(0.4%)
San Diego	3,505	3.3%	2,103	96.5%	6.2%	1.9%	8.2%	6.2%	0.1%
Orange County, CA	3,490	3.1%	1,900	95.8%	5.5%	2.9%	6.6%	6.1%	(0.5%)
Subtotal – Core	74,752	84.5%	2,577	96.3%	5.1%	2.6%	6.4%	5.0%	0.1%

Non-Core:
South Florida	10,666	7.4%	1,698	95.7%	6.4%	4.0%	7.8%	6.3%	0.2%
Denver	6,935	5.0%	1,552	95.7%	9.3%	5.8%	10.7%	9.7%	(0.3%)
Inland Empire, CA	2,751	2.0%	1,633	96.1%	4.5%	(2.2%)	7.7%	4.5%	0.0%
All Other Markets	2,633	1.1%	1,177	96.0%	3.9%	9.5%	(0.2%)	4.1%	(0.2%)
Subtotal – Non-Core	22,985	15.5%	1,586	95.8%	6.8%	4.3%	8.1%	6.8%	0.0%

Total	97,737	100.0%	$2,345	96.1%	5.4%	2.8%	6.7%	5.3%	0.0%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2015 Earnings Release	11

Equity Residential
Third Quarter 2015 vs. Second Quarter 2015
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Quarter
		Q3 2015 % of Actual NOI	Q3 2015 Average Rental Rate (1)	Q3 2015 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	18,492	17.6%	$2,239	96.2%	0.7%	3.3%	(0.6%)	0.4%	0.2%
New York	10,330	16.8%	4,019	96.7%	1.4%	(1.2%)	2.9%	1.5%	(0.1%)
San Francisco	12,764	15.1%	2,601	96.5%	3.9%	2.4%	4.4%	3.8%	0.1%
Los Angeles	12,091	11.9%	2,322	96.1%	2.6%	2.3%	2.8%	2.6%	0.1%
Boston	7,722	9.6%	2,852	96.4%	1.8%	0.5%	2.4%	2.0%	(0.2%)
Seattle	8,169	7.3%	2,040	95.5%	3.0%	1.1%	3.9%	3.1%	0.0%
San Diego	3,505	3.3%	2,103	96.5%	3.3%	1.1%	4.3%	2.8%	0.5%
Orange County, CA	3,490	3.0%	1,900	95.8%	2.4%	3.6%	1.9%	2.8%	(0.3%)
Subtotal – Core	76,563	84.6%	2,572	96.3%	2.1%	1.4%	2.5%	2.0%	0.1%

Non-Core:
South Florida	10,934	7.4%	1,698	95.7%	1.5%	3.0%	0.7%	1.5%	0.0%
Denver	6,935	4.9%	1,552	95.7%	3.6%	5.5%	2.8%	3.5%	0.1%
Inland Empire, CA	2,751	2.0%	1,633	96.1%	2.5%	1.3%	3.0%	1.9%	0.6%
All Other Markets	2,633	1.1%	1,177	96.0%	0.1%	6.6%	(4.6%)	0.9%	(0.8%)
Subtotal – Non-Core	23,253	15.4%	1,588	95.8%	2.1%	3.8%	1.2%	2.1%	0.0%

Total	99,816	100.0%	$2,344	96.1%	2.1%	1.8%	2.3%	2.1%	0.0%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2015 Earnings Release	12

Equity Residential
September YTD 2015 vs. September YTD 2014
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year
		Sept. YTD 15 % of Actual NOI	Sept. YTD 15 Average Rental Rate (1)	Sept. YTD 15 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	17,743	17.8%	$2,232	95.9%	0.7%	2.9%	(0.4%)	(0.1%)	0.7%
New York	10,330	17.3%	3,958	96.6%	4.2%	3.4%	4.7%	3.7%	0.5%
San Francisco	12,764	15.4%	2,512	96.5%	10.6%	1.7%	14.7%	9.6%	0.8%
Los Angeles	10,641	10.7%	2,225	96.1%	5.9%	0.3%	8.9%	5.4%	0.5%
Boston	7,722	9.8%	2,814	96.2%	3.3%	5.3%	2.3%	2.9%	0.4%
Seattle	7,380	6.7%	1,963	95.6%	7.1%	0.0%	10.7%	7.1%	0.0%
San Diego	3,505	3.4%	2,052	96.1%	5.4%	1.9%	6.9%	5.0%	0.3%
Orange County, CA	3,490	3.1%	1,856	96.0%	5.2%	3.1%	6.1%	5.0%	0.2%
Subtotal – Core	73,575	84.2%	2,531	96.2%	4.9%	2.6%	6.1%	4.3%	0.6%

Non-Core:
South Florida	10,538	7.5%	1,664	95.8%	5.7%	3.3%	7.1%	5.4%	0.2%
Denver	6,935	5.1%	1,502	95.7%	8.9%	4.3%	10.7%	9.0%	(0.1%)
Inland Empire, CA	2,751	2.1%	1,604	95.6%	4.3%	0.4%	6.1%	4.5%	(0.2%)
All Other Markets	2,633	1.1%	1,162	96.3%	3.9%	4.6%	3.4%	3.9%	0.0%
Subtotal – Non-Core	22,857	15.8%	1,550	95.8%	6.3%	3.4%	7.8%	6.2%	0.0%

Total	96,432	100.0%	$2,299	96.1%	5.1%	2.7%	6.3%	4.6%	0.4%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2015 Earnings Release	13

Equity Residential

Third Quarter 2015 vs. Third Quarter 2014
Same Store Operating Expenses for 97,737 Same Store Apartment Units
$ in thousands

					% of Actual Q3 2015 Operating Expenses
	Actual Q3 2015	Actual Q3 2014	$ Change	% Change

Real estate taxes	$75,504	$71,831	$3,673	5.1%	35.0%
On-site payroll (1)	44,547	45,223	(676)	(1.5%)	20.7%
Utilities (2)	30,185	29,959	226	0.8%	14.0%
Repairs and maintenance (3)	28,634	26,303	2,331	8.9%	13.3%
Property management costs (4)	19,822	18,809	1,013	5.4%	9.2%
Insurance	5,425	6,082	(657)	(10.8%)	2.5%
Leasing and advertising	2,738	2,809	(71)	(2.5%)	1.3%
Other on-site operating expenses (5)	8,751	8,642	109	1.3%	4.0%

Same store operating expenses	$215,606	$209,658	$5,948	2.8%	100.0%

September YTD 2015 vs. September YTD 2014
Same Store Operating Expenses for 96,432 Same Store Apartment Units
$ in thousands
					% of Actual YTD 2015 Operating Expenses
	Actual YTD 2015	Actual YTD 2014	$ Change	% Change

Real estate taxes	$223,004	$212,106	$10,898	5.1%	35.1%
On-site payroll (1)	132,694	131,581	1,113	0.8%	20.9%
Utilities (2)	90,962	94,270	(3,308)	(3.5%)	14.3%
Repairs and maintenance (3)	80,694	74,653	6,041	8.1%	12.7%
Property management costs (4)	57,472	54,682	2,790	5.1%	9.1%
Insurance	16,036	17,950	(1,914)	(10.7%)	2.5%
Leasing and advertising	7,822	7,626	196	2.6%	1.2%
Other on-site operating expenses (5)	26,439	25,664	775	3.0%	4.2%

Same store operating expenses	$635,123	$618,532	$16,591	2.7%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

3rd Quarter 2015 Earnings Release	14

Equity Residential

Debt Summary as of September 30, 2015
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$4,891,529	45.3%	4.22%	6.9
Unsecured	5,911,790	54.7%	4.78%	8.9

Total	$10,803,319	100.0%	4.53%	8.1

Fixed Rate Debt:
Secured – Conventional	$4,153,761	38.4%	4.85%	5.3
Unsecured – Public	5,422,372	50.2%	5.36%	9.4

Fixed Rate Debt	9,576,133	88.6%	5.13%	7.7

Floating Rate Debt:
Secured – Conventional	7,985	0.1%	0.12%	18.3
Secured – Tax Exempt	729,783	6.8%	0.64%	15.5
Unsecured – Public (2)	459,422	4.2%	0.91%	3.8
Unsecured – Revolving Credit Facility	—	—	1.07%	2.5
Unsecured – Commercial Paper Program (3)	29,996	0.3%	0.57%	—

Floating Rate Debt	1,227,186	11.4%	0.76%	10.8

Total	$10,803,319	100.0%	4.53%	8.1

(1) Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2015.

(2) Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(3) As of September 30, 2015, the weighted average maturity on the Company's outstanding commercial paper was 12 days.

Note: The Company capitalized interest of approximately $45.8 million and $38.1 million during the nine months ended September 30, 2015 and 2014, respectively. The Company capitalized interest of approximately $15.4 million and $13.1 million during the quarters ended September 30, 2015 and 2014, respectively.

Note: The Company recorded approximately $5.8 million and $3.5 million of net debt discount/deferred derivative settlement amortization as additional interest expense during the nine months ended September 30, 2015 and 2014, respectively. The Company recorded approximately $2.7 million and $1.3 million of net debt discount/deferred derivative settlement amortization as additional interest expense during the quarters ended September 30, 2015 and 2014, respectively.

______________________________________________________________________________________________________

Debt Maturity Schedule as of September 30, 2015
(Amounts in thousands)
						Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year				Total	% of Total

2015	$2,121	$30,000	(2)	$32,121	0.3%	5.23%	0.75%
2016	1,115,342	—		1,115,342	10.3%	5.33%	5.33%
2017	1,347,390	456		1,347,846	12.5%	6.16%	6.16%
2018	82,799	97,659		180,458	1.7%	5.59%	3.07%
2019	806,701	480,525		1,287,226	11.9%	5.48%	3.75%
2020	1,678,623	809		1,679,432	15.5%	5.49%	5.49%
2021	1,195,251	856		1,196,107	11.1%	4.63%	4.63%
2022	228,924	905		229,829	2.1%	3.16%	3.17%
2023	1,327,965	956		1,328,921	12.3%	3.74%	3.74%
2024	2,497	1,011		3,508	0.0%	4.97%	5.14%
2025+	1,772,417	673,977		2,446,394	22.7%	4.49%	3.36%
Premium/(Discount)	16,103	(59,968)		(43,865)	(0.4%)	N/A	N/A

Total	$9,576,133	$1,227,186		$10,803,319	100.0%	4.97%	4.46%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2015.

(2) Represents the principal outstanding on the Company's unsecured commercial paper program. The Company may borrow up to a maximum of $500.0 million on the program subject to market conditions.

3rd Quarter 2015 Earnings Release	15

Equity Residential
Unsecured Debt Summary as of September 30, 2015
(Amounts in thousands)

					Unamortized Premium/ (Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	5.125%	03/15/16		$500,000	$(22)	$499,978
	5.375%	08/01/16		400,000	(155)	399,845
	5.750%	06/15/17		650,000	(890)	649,110
	7.125%	10/15/17		150,000	(132)	149,868
	2.375%	07/01/19	(1)	450,000	(337)	449,663
Fair Value Derivative Adjustments			(1)	(450,000)	337	(449,663)
	4.750%	07/15/20		600,000	(2,175)	597,825
	4.625%	12/15/21		1,000,000	(2,349)	997,651
	3.000%	04/15/23		500,000	(3,338)	496,662
	3.375%	06/01/25		450,000	(2,393)	447,607
	7.570%	08/15/26		140,000	—	140,000
	4.500%	07/01/44		750,000	(5,053)	744,947
	4.500%	06/01/45		300,000	(1,121)	298,879

				5,440,000	(17,628)	5,422,372
Floating Rate Notes:
		07/01/19	(1)	450,000	(337)	449,663
Fair Value Derivative Adjustments		07/01/19	(1)	9,759	—	9,759
				459,759	(337)	459,422

Line of Credit and Commercial Paper:
Revolving Credit Facility	LIBOR+0.95%	04/01/18	(2)(3)	—	—	—
Commercial Paper Program	(4)	(4)	(2)	30,000	(4)	29,996
				30,000	(4)	29,996

Total Unsecured Debt				$5,929,759	$(17,969)	$5,911,790

(1)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(2)	Facility/program is private. All other unsecured debt is public.

(3)
Represents the Company's $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 0.95%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of September 30, 2015, there was approximately $2.42 billion available on this facility (net of $45.1 million which was restricted/dedicated to support letters of credit and net of $30.0 million outstanding on the commercial paper program).

(4)
Represents the Company's unsecured commercial paper program. The Company may borrow up to a maximum of $500.0 million on this program subject to market conditions. The notes bear interest at various floating rates with a weighted average of 0.57% for the nine months ended September 30, 2015 and a weighted average maturity of 12 days as of September 30, 2015.

3rd Quarter 2015 Earnings Release	16

	Equity Residential

	Selected Unsecured Public Debt Covenants
		September 30, 2015	June 30, 2015

	Total Debt to Adjusted Total Assets (not to exceed 60%)	38.3%	38.5%

	Secured Debt to Adjusted Total Assets (not to exceed 40%)	17.3%	17.6%

	Consolidated Income Available for Debt Service to
	Maximum Annual Service Charges
	(must be at least 1.5 to 1)	3.56	3.49

	Total Unsecured Assets to Unsecured Debt
	(must be at least 150%)	342.8%	341.8%

Note:
These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt, which represent the Company's most restrictive covenants. Equity Residential is the general partner of ERPOP.

Selected Credit Ratios (1)
		September 30, 2015	June 30, 2015

	Total debt to Normalized EBITDA	6.14x	6.24x

	Net debt to Normalized EBITDA	6.09x	6.16x

Note:	See page 23 for the footnote referenced above and the Normalized EBITDA reconciliations.

3rd Quarter 2015 Earnings Release	17

Equity Residential

Capital Structure as of September 30, 2015
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$4,891,529	45.3%
Unsecured Debt			5,911,790	54.7%

Total Debt			10,803,319	100.0%	27.5%

Common Shares (includes Restricted Shares)	364,140,040	96.2%
Units (includes OP Units and Restricted Units)	14,455,727	3.8%

Total Shares and Units	378,595,767	100.0%
Common Share Price at September 30, 2015	$75.12
			28,440,114	99.9%
Perpetual Preferred Equity (see below)			40,180	0.1%

Total Equity			28,480,294	100.0%	72.5%

Total Market Capitalization			$39,283,613		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of September 30, 2015
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	803,600	$40,180	$4.145	$3,331

Total Perpetual Preferred Equity		803,600	$40,180		$3,331

3rd Quarter 2015 Earnings Release	18

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q3 2015	YTD Q3 2014	Q3 2015	Q3 2014

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	363,386,211	360,899,649	363,578,666	361,409,492
Shares issuable from assumed conversion/vesting of:
- OP Units	13,583,959	13,726,267	13,568,180	13,706,359
- long-term compensation shares/units	3,452,974	2,602,231	3,516,096	2,838,523

Total Common Shares and Units - diluted	380,423,144	377,228,147	380,662,942	377,954,374

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	363,386,211	360,899,649	363,578,666	361,409,492
OP Units - basic	13,583,959	13,726,267	13,568,180	13,706,359

Total Common Shares and OP Units - basic	376,970,170	374,625,916	377,146,846	375,115,851
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	3,452,974	2,602,231	3,516,096	2,838,523

Total Common Shares and Units - diluted	380,423,144	377,228,147	380,662,942	377,954,374

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	364,140,040	362,208,087
Units (includes OP Units and Restricted Units)	14,455,727	14,325,066

Total Shares and Units	378,595,767	376,533,153

3rd Quarter 2015 Earnings Release	19

Equity Residential
Partially Owned Entities as of September 30, 2015
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated	Unconsolidated

		Operating

	Operating

Total projects	19	3

Total apartment units	3,771	1,281

Operating information for the nine months ended 9/30/15 (at 100%):
Operating revenue	$70,142	$24,125
Operating expenses	20,208	8,949

Net operating income	49,934	15,176
Depreciation	16,638	9,251
General and administrative/other	44	178

Operating income	33,252	5,747
Interest and other income	8	2
Other expenses	(50)	—
Interest:
Expense incurred, net	(11,704)	(7,047)
Amortization of deferred financing costs	(266)	(1)

Income (loss) before income and other taxes and (loss)
from investments in unconsolidated entities	21,240	(1,299)
Income and other tax (expense) benefit	(35)	(18)
(Loss) from investments in unconsolidated entities	(1,104)	—
Net income (loss)	$20,101	$(1,317)

Debt - Secured (1):
EQR Ownership (2)	$266,377	$34,998
Noncontrolling Ownership	76,964	139,994

Total (at 100%)	$343,341	$174,992

(1)	All debt is non-recourse to the Company.

(2)	Represents the Company's current equity ownership interest.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay Communities, Inc. ("AVB") in connection with the acquisition of certain real estate related assets from Archstone Enterprise LP (such assets are referred to herein as "Archstone"). These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities/litigation, as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests had an aggregate liquidation value of $42.8 million at September 30, 2015. The ventures are owned 60% by the Company and 40% by AVB.

3rd Quarter 2015 Earnings Release	20

Equity Residential
Development and Lease-Up Projects as of September 30, 2015
(Amounts in thousands except for project and apartment unit amounts)
Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development:
Altitude (formerly Village at Howard Hughes)	Los Angeles, CA	545	$193,231	$139,854	$139,854	$—	63%	—	—	Q2 2016	Q2 2017
Potrero 1010	San Francisco, CA	453	224,474	144,830	144,830	—	65%	—	—	Q2 2016	Q3 2017
The Alton (formerly Millikan)	Irvine, CA	344	102,331	66,460	66,460	—	48%	—	—	Q2 2016	Q3 2017
Vista 99 (formerly Tasman)	San Jose, CA	554	214,923	180,057	180,057	—	84%	3%	—	Q2 2016	Q2 2018
340 Fremont (formerly Rincon Hill)	San Francisco, CA	348	287,454	191,424	191,424	—	69%	—	—	Q3 2016	Q1 2018
One Henry Adams	San Francisco, CA	241	172,337	71,299	71,299	—	28%	—	—	Q1 2017	Q4 2017
455 I St	Washington, DC	174	73,157	24,535	24,535	—	5%	—	—	Q3 2017	Q2 2018
855 Brannan (formerly 801 Brannan)	San Francisco, CA	449	304,035	85,800	85,800	—	10%	—	—	Q3 2017	Q1 2019
2nd & Pine (2)	Seattle, WA	398	214,742	78,784	78,784	—	22%	—	—	Q3 2017	Q2 2019
Cascade	Seattle, WA	483	172,486	56,614	56,614	—	18%	—	—	Q3 2017	Q2 2019

Projects Under Development		3,989	1,959,170	1,039,657	1,039,657	—

Completed Not Stabilized (3):
Residences at Westgate II (formerly Westgate III)	Pasadena, CA	88	55,037	52,063	—	—		100%	98%	Completed	Q4 2015
Parc on Powell (formerly 1333 Powell)	Emeryville, CA	173	87,500	82,202	—	—		94%	92%	Completed	Q4 2015
Prism at Park Avenue South (4)	New York, NY	269	247,961	238,826	—	—		81%	76%	Completed	Q1 2016
170 Amsterdam (5)	New York, NY	236	111,492	111,410	—	—		64%	59%	Completed	Q1 2016
Junction 47 (formerly West Seattle)	Seattle, WA	206	67,112	64,773	—	—		56%	35%	Completed	Q3 2016
Azure (at Mission Bay)	San Francisco, CA	273	189,090	180,419	—	—		51%	49%	Completed	Q4 2016
Odin (formerly Tallman)	Seattle, WA	301	84,277	78,341	—	—		40%	35%	Completed	Q2 2017

Projects Completed Not Stabilized		1,546	842,469	808,034	—	—

Completed and Stabilized During the Quarter:
Residences at Westgate I (formerly Westgate II)	Pasadena, CA	252	126,292	125,545	—	—		98%	97%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter		252	126,292	125,545	—	—

Total Development Projects		5,787	$2,927,931	$1,973,236	$1,039,657	$—

Land Held for Development		N/A	N/A	$154,690	$154,690	$—

							Total Capital Cost (1)	Q3 2015 NOI
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS
Projects Under Development							$1,959,170	$(72)
Completed Not Stabilized							842,469	2,875
Completed and Stabilized During the Quarter							126,292	1,696
Total Development NOI Contribution							$2,927,931	$4,499

Note: All development projects listed are wholly owned by the Company.
(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)
2nd & Pine – Includes an adjacent land parcel on which certain improvements including a portion of a parking structure will be constructed as part of the development of this project. The Company may eventually construct an additional apartment tower on this site or sell a portion of the garage and the related air rights.

(3)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.
(4)
Prism at Park Avenue South – The Company jointly developed with Toll Brothers (NYSE: TOL) a project at 400 Park Avenue South in New York City with the Company's rental portion on floors 2-22 and Toll's for sale portion on floors 23-40. The total capital cost and total book value to date represent only the Company's portion of the project. During the third quarter of 2015, the Company recorded the master condominium declaration and as a result, the Toll Brothers' portion of the property was deconsolidated from the Company's balance sheet and the Company now wholly owns its portion of the project.

(5)			170 Amsterdam – The land under this project is subject to a long term ground lease.

3rd Quarter 2015 Earnings Release	21

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Nine Months Ended September 30, 2015
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	96,432	$80,694	$837	$62,956	$653	$143,650	$1,490	$77,432	$803	$51,892	$538	$129,324	$1,341	(9)	$272,974	$2,831

Non-Same Store Properties (7)	6,523	3,310	641	2,480	480	5,790	1,121	1,053	204	3,627	702	4,680	906		10,470	2,027

Other (8)	—	949		668		1,617		274		160		434			2,051

Total	102,955	$84,953		$66,104		$151,057		$78,759		$55,679		$134,438			$285,495

(1)
Total Apartment Units - Excludes 1,281 unconsolidated apartment units and 5,111 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $47.3 million spent during the nine months ended September 30, 2015 on apartment unit renovations/rehabs (primarily kitchens and baths) on 5,122 same store apartment units (equating to approximately $9,200 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2015, the Company expects to spend approximately $60.0 million for all unit renovation/rehab costs (primarily on same store properties) at a weighted average cost of $9,000 per apartment unit rehabbed.

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)		Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2014, less properties subsequently sold.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2014 and 2015, plus any properties in lease-up and not stabilized as of January 1, 2014. Per apartment unit amounts are based on a weighted average of 5,166 apartment units.

(8)		Other - Primarily includes expenditures for properties sold and properties under development.

(9)
For 2015, the Company estimates that it will spend approximately $1,850 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,250 per apartment unit excluding apartment unit renovation/rehab costs.

3rd Quarter 2015 Earnings Release	22

Equity Residential
Normalized EBITDA Reconciliations
(Amounts in thousands)

Normalized EBITDA Reconciliations for Page 17

	Trailing Twelve Months		2015			2014
	September 30, 2015	June 30, 2015	Q3	Q2	Q1	Q4	Q3
Net income	$921,339	$947,073	$205,456	$298,618	$190,224	$227,041	$231,190
Interest expense incurred, net (includes discontinued operations)	443,589	447,635	114,205	110,795	108,622	109,967	118,251
Amortization of deferred financing costs (includes discontinued operations)	10,268	10,289	2,607	2,538	2,589	2,534	2,628
Depreciation (includes discontinued operations)	777,951	772,361	196,059	194,282	194,521	193,089	190,469
Income and other tax expense (benefit) (includes discontinued operations)	956	887	329	326	58	243	260
Archstone direct acquisition costs (other expenses)	—	6	—	—	—	—	6
Property acquisition costs (other expenses)	281	389	27	78	99	77	135
Write-off of pursuit costs (other expenses)	3,862	3,766	671	1,158	493	1,540	575
(Income) loss from investments in unconsolidated entities	(16,637)	(16,502)	1,041	(12,466)	(2,963)	(2,249)	1,176
Net (gain) loss on sales of land parcels	(3,430)	(4,482)	—	—	1	(3,431)	(1,052)
(Gain) on sale of investment securities (interest and other income)	(387)	(387)	—	(387)	—	—	—
Executive compensation program duplicative costs and retirement benefit obligations	9,640	4,673	4,967	2,336	2,337	—	—
Forfeited deposits (interest and other income)	(150)	(150)	—	—	—	(150)	—
Insurance/litigation settlement or reserve income (interest and other income)	(5,802)	(6,221)	—	(5,770)	—	(32)	(419)
Insurance/litigation settlement or reserve expense (other expenses)	(867)	3,112	21	112	(1,000)	—	4,000
Other (interest and other income)	(1,052)	(944)	(108)	(194)	—	(750)	—
Net loss on sales of discontinued operations	44	45	—	—	—	44	1
Net (gain) on sales of real estate properties	(379,833)	(426,535)	(66,939)	(148,802)	(79,951)	(84,141)	(113,641)
Normalized EBITDA (1)	$1,759,772	$1,735,015	$458,336	$442,624	$415,030	$443,782	$433,579

Balance Sheet Items:	September 30, 2015	June 30, 2015
Total debt (1)	$10,803,319	$10,827,907
Cash and cash equivalents	(37,366)	(92,109)
Mortgage principal reserves/sinking funds	(47,902)	(45,736)
Net debt (1)	$10,718,051	$10,690,062

(1) Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

3rd Quarter 2015 Earnings Release	23

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q3 2015
	to Actual Q3 2015
	Amounts	Per Share
Guidance Q3 2015 Normalized FFO - Diluted (2) (3)	$332,593	$0.874
Property NOI	8,307	0.022
Other	(414)	(0.001)
Actual Q3 2015 Normalized FFO - Diluted (2) (3)	$340,486	$0.895
_____________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)
	Nine Months Ended September 30,			Quarter Ended September 30,
	2015	2014	Variance	2015	2014	Variance
Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Archstone direct acquisition costs (other expenses) (A)	—	(1)	1	—	6	(6)
Archstone indirect costs ((income) loss from investments in unconsolidated entities) (B)	(16,473)	6,370	(22,843)	245	121	124
Property acquisition costs (other expenses)	204	278	(74)	27	135	(108)
Write-off of pursuit costs (other expenses)	2,322	2,067	255	671	575	96
Property acquisition costs and write-off of pursuit costs	(13,947)	8,714	(22,661)	943	837	106

Write-off of unamortized deferred financing costs (interest expense)	88	604	(516)	13	22	(9)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(1,379)	—	(1,379)	16	—	16
Loss (gain) due to ineffectiveness of forward starting swaps (interest expense)	3,003	(91)	3,094	3,003	—	3,003
Premium on redemption of Preferred Shares	2,789	—	2,789	—	—	—
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	4,501	513	3,988	3,032	22	3,010

Net loss (gain) on sales of land parcels	1	(1,846)	1,847	—	(1,052)	1,052
Net (gain) loss on sales of unconsolidated entities – non-operating assets	(342)	—	(342)	72	—	72
(Gain) on sale of investment securities (interest and other income)	(387)	(57)	(330)	—	—	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(728)	(1,903)	1,175	72	(1,052)	1,124

Write-off of unamortized retail lease intangibles (rental income)	—	(147)	147	—	—	—
Executive compensation program duplicative costs and retirement benefit obligations (C)	9,640	—	9,640	4,967	—	4,967
Insurance/litigation settlement or reserve income (interest and other income)	(5,770)	(2,761)	(3,009)	—	(419)	419
Insurance/litigation settlement or reserve expense (other expenses)	(867)	4,099	(4,966)	21	4,000	(3,979)
Other (interest and other income)	(302)	—	(302)	(108)	—	(108)
Other miscellaneous non-comparable items	2,701	1,191	1,510	4,880	3,581	1,299

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$(7,473)	$8,515	$(15,988)	$8,927	$3,388	$5,539

(A) Archstone direct acquisition costs primarily includes items such as investment banking and legal/accounting fees that were incurred directly by the Company.
(B) Archstone indirect costs primarily includes the Company's 60% share of winddown costs for such items as office leases, litigation and German operations/sales that were incurred indirectly through the Company's interest in various unconsolidated joint ventures with AVB. During the nine months ended September 30, 2015, the amount also includes approximately $18.6 million related to the favorable settlement of a lawsuit.

(C) Primarily represents the accounting cost associated with the Company's new performance based executive compensation program. The Company is required to expense in 2015 a portion of both the previous program's time based equity grants for service in 2014 and the performance based grants issued under the new program, creating a duplicative charge. Of this amount, $1.0 million and $6.0 million has been recorded to property management expense and general and administrative expense, respectively, for the nine months ended September 30, 2015 and $0.3 million and $2.0 million has been recorded to property management expense and general and administrative expense, respectively, for the quarter ended September 30, 2015. Also includes $2.6 million recorded to general and administrative expense during the nine months and quarter ended September 30, 2015 as a result of certain adjustments for retirement benefit obligations.

Note: See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

3rd Quarter 2015 Earnings Release	24

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. See page 26 for the definitions, the footnotes referenced below and the reconciliations of EPS to FFO and Normalized FFO.

2015 Normalized FFO Guidance (per share diluted)

	Q4 2015	2015

Expected Normalized FFO (2) (3)	$0.89 to $0.93	$3.43 to $3.47

2015 Same Store Assumptions

Physical occupancy		96.0%
Revenue change		5.2%
Expense change		3.1%
NOI change		6.2%

(Note: Approximately 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2015 Transaction Assumptions

Consolidated rental acquisitions		$350.0 million
Consolidated rental dispositions		$500.0 million*
Capitalization rate spread		100 basis points

* The Company's consolidated rental disposition guidance includes the sale of the medical office building in Boston described on page 9.

2015 Debt Assumptions

Weighted average debt outstanding		$10.9 billion
Weighted average interest rate (reduced for capitalized interest)		4.07%
Interest expense, net		$443.6 million
Capitalized interest		$60.0 million

2015 Other Guidance Assumptions

General and administrative expense (see Note below)		$53.0 million
Interest and other income		$0.6 million
Income and other tax expense		$1.0 million
Debt offerings		No additional amounts budgeted
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		380.6 million

Note: Normalized FFO guidance excludes a duplicative charge of approximately $9.3 million, of which $8.0 million will be recorded to general and administrative expense and $1.3 million will be recorded to property management expense, related to the Company's revised executive compensation program. Normalized FFO guidance also excludes $2.6 million recorded to general and administrative expense in the third quarter of 2015 as a result of certain adjustments for retirement benefit obligations.

3rd Quarter 2015 Earnings Release	25

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 24 and 25
			Expected Q4 2015 Per Share	Expected 2015 Per Share
	Expected Q3 2015
	Amounts	Per Share

Expected Earnings - Diluted (5)	$202,388	$0.532	$0.47 to $0.51	$2.28 to $2.32
Add: Expected depreciation expense	200,491	0.527	0.52	2.04
Less: Expected net gain on sales (5)	(67,716)	(0.178)	(0.11)	(0.88)

Expected FFO - Diluted (1) (3)	335,163	0.881	$0.88 to $0.92	$3.44 to $3.48

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	1,173	0.003	0.01	(0.03)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	29	—	—	0.01
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(6,109)	(0.016)	—	—
Other miscellaneous non-comparable items	2,337	0.006	—	0.01

Expected Normalized FFO - Diluted (2) (3)	$332,593	$0.874	$0.89 to $0.93	$3.43 to $3.47

Definitions and Footnotes for Pages 6, 24 and 25

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The Company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the September YTD 2015 and the Third Quarter 2015 Same Store Properties:
	Nine Months Ended September 30,		Quarter Ended September 30,
	2015	2014	2015	2014

Operating income	$721,856	$670,843	$257,501	$243,274
Adjustments:
Non-same store operating results	(74,407)	(70,413)	(22,853)	(25,566)
Fee and asset management revenue	(6,413)	(7,596)	(2,044)	(2,077)
Fee and asset management expense	3,764	4,293	1,169	1,253
Depreciation	584,862	565,772	196,059	190,469
General and administrative	50,942	41,296	15,290	9,968

Same store NOI	$1,280,604	$1,204,195	$445,122	$417,321

3rd Quarter 2015 Earnings Release	26